                                                                   EXHIBIT 10.01

                            AGREEMENT OF PURCHASE AND
                              SALE OF REAL PROPERTY
                             AND ESCROW INSTRUCTIONS

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                                                                               .

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
1.       PARTIES ...............................................................      -1-

2.       RECITALS ..............................................................      -1-

3.       AGREEMENT TO PURCHASE AND SELL PROPERTY ...............................      -1-

4.       PURCHASE PRICE AND TERMS ..............................................      -1-
         4.1      Payment of Purchase Price ....................................      -1-
         4.2      Investment of Deposit ........................................      -2-
         4.3      Assumption of First Trust Deed ...............................      -2-

5.       ESCROW; CLOSING DATE ..................................................      -3-
         5.1      Opening of Escrow ............................................      -3-
         5.2      Close of Escrow ..............................................      -3-
         5.3      Termination of Escrow ........................................      -3-
         5.4      No Liability for Escrow Holder ...............................      -4-
         5.5      No Withdrawal of Funds .......................................      -4-
         5.6      Delivery of Documents and Materials ..........................      -4-

6.       REPRESENTATIONS AND WARRANTIES OF BUYER ...............................      -4-

7.       REPRESENTATIONS AND WARRANTIES OF SELLER ..............................      -5-
         7.1      Seller's Representations .....................................      -5-
         7.2      Seller's Knowledge ...........................................      -6-
         7.3      AS-IS Conveyance .............................................      -6-
         7.4      No Additional Representations by Seller ......................      -6-
         7.5      Release ......................................................      -7-
         7.6      Breach of Representations and Warranties .....................      -7-

8.       REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER REGARDING BROKERS ..      -7-
         8.1      Brokers ......................................................      -7-
         8.2      Broker's Indemnity ...........................................      -7-

9.       CONTINGENCIES .........................................................      -8-
         9.1      Condition of Property ........................................      -8-
         9.2      Title ........................................................      -8-
         9.3      Ground Lease Estoppel ........................................      -9-

10.      MAINTENANCE OF THE PROPERTY ...........................................      -9-

11.      COVENANT TO CONVEY; TITLE INSURANCE ...................................     -10-
         11.1     Conveyance of Title ..........................................     -10-
         11.2     Title Policy .................................................     -10-

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
12.      DELIVERIES ............................................................     -10-
         12.1     Seller's Deliveries ..........................................     -10-
         12.2     Buyer's Deliveries ...........................................     -11-
         12.3     Escrow Holder's Deliveries ...................................     -11-

13.      PRORATIONS, COSTS .....................................................     -11-
         13.1     Items to be Prorated .........................................     -11-
         13.2     Costs ........................................................     -14-
         13.3     Cancellation Fees ............................................     -15-
         13.4     Commissions and Tenant Improvements ..........................     -15-

14.      CONDITIONS PRECEDENT ..................................................     -15-

15.      COOPERATION REGARDING TAX-DEFERRED EXCHANGE ...........................     -16-

16.      CASUALTY; CONDEMNATION ................................................     -16-
         16.1     Partial Damage ...............................................     -16-
         16.2     Material Damage or Condemnation ..............................     -17-

17.      LIQUIDATED DAMAGES ....................................................     -17-

18.      NOTICES ...............................................................     -17-

19.      FURTHER ASSURANCES ....................................................     -18-

20.      INDEMNIFICATION .......................................................     -18-

21.      ATTORNEYS' FEES .......................................................     -18-

22.      MISCELLANEOUS PROVISIONS ..............................................     -18-
         22.1     Entire Agreement .............................................     -18-
         22.2     Partial Invalidity ...........................................     -19-
         22.3     No Waiver of Breach ..........................................     -19-
         22.4     Amendments ...................................................     -19-
         22.5     Waiver of Conditions .........................................     -19-
         22.6     Assignments; Successors and Assigns ..........................     -19-
         22.7     Survival .....................................................     -19-
         22.8     Time .........................................................     -19-
         22.9     Remedies .....................................................     -19-
         22.10    Meaning of Certain Words .....................................     -19-
         22.11    California Law ...............................................     -19-
         22.12    Headings and Labels ..........................................     -19-
         22.13    Counterparts .................................................     -20-
         22.14    Exhibits .....................................................     -20-
         22.15    Construction .................................................     -20-
         22.16    Performance ..................................................     -20-
         22.17    No Third Party Beneficiaries .................................     -20-

         22.18    Limitation of Liability of Buyer and Seller ..................     -20-
         22.19    Confidentiality ..............................................     -20-
         22.20    Cooperation with S-X 3-14 Audit ..............................     -20-

Exhibits
--------
Exhibit A       Legal Description
Exhibit B       Schedule of Leases
Exhibit C       Ground Lease Estoppel Certificate
Exhibit D       Assignment of Ground Lease
Exhibit E       Quitclaim Deed
Exhibit F       Bill of Sale
Exhibit G       Assignment and Assumption of Leases
Exhibit H       Assignment of Service Contracts, Intangibles, Warranties and Guarantees
Exhibit I       Tenant Notices

                            AGREEMENT OF PURCHASE AND
                              SALE OF REAL PROPERTY
                             AND ESCROW INSTRUCTIONS

         1. PARTIES. This Agreement of Purchase and Sale of Real Property and Escrow Instructions ("AGREEMENT") dated for identification purposes July 16, 2003, is made and entered into by and between RPD Properties II, LLC, a California limited liability company ("SELLER") and Triple Net Properties, LLC, a Virginia limited liability company ("BUYER").

         2.       RECITALS.

         2.1 Seller is the current tenant under that certain State of California Department of Transportation Amended Lease (the "GROUND LEASE") dated August 19, 1996, by and between the State of California, acting by and through its Department of Transportation ("CALTRANS" or "GROUND LESSOR") and Sutter Square Galleria, a California limited partnership ("ORIGINAL TENANT"). A Memorandum of Amended and Restated Ground Lease Agreement was executed by Caltrans and Original Tenant as of August 19, 1996, and was recorded in the Official Records of Sacramento County, California on August 29, 1996 as Instrument No. 199608291714. The Original Tenant's interest under the Ground Lease was assigned to Brookview, Inc., a Nevada corporation ("BROOKVIEW"), pursuant to that certain Assignment of Ground Lease dated as of August 19, 1996. Brookview's interest (the "LEASEHOLD INTEREST") under the Ground Lease was subsequently assigned to Seller, pursuant to that certain Assignment and Assumption of Ground Lease dated as of February 9, 1998, by and between Brookview, as assignor, and Seller, as assignee, which was recorded in the Official Records for Sacramento County, California, on February 19, 1998, as Instrument No. 199802191128. The Ground Lease demises that certain real property in Sacramento, California, more particularly described on Exhibit "A" attached hereto (the "LAND"). Seller is also the owner of all improvements located on the Land (the "IMPROVEMENTS"), excluding therefrom all portions of the Land occupied by the supports and foundations of the freeway viaduct and that portion above a horizontal plane four feet (4') below the underside of the freeway superstructure of the viaduct, which plane extends to a line four feet (4'), measured horizontally beyond the protrusion of the superstructure of said freeway viaduct, as more particularly described in the Ground Lease.

         2.2 Buyer desires to purchase from Seller and Seller desires to sell to Buyer the "PROPERTY" on the terms and conditions set forth herein. The "PROPERTY" shall consist of (a) the Leasehold Interest under the Ground Lease;
(b) the Improvements, together with all rights and appurtenances thereto; (c) all of Seller's right, title and interest in and to (i) all leases and occupancy agreements regarding space in the Improvements (the "LEASES") including all lease guaranties and security deposits, (ii) all items of removable personal property located on the Land and used in connection with the operation of the Improvements (the "PERSONAL PROPERTY"), (iii) all contracts and agreements not being terminated as of the Closing Date related to the management, leasing, operation or maintenance of the Land, the Leases or the Personal Property (the "SERVICE CONTRACTS"), and (iv) all transferable warranties, guaranties, permits and licenses relating to the Property, together with all other intangible rights of Seller relating thereto, including any trade names and websites (the "INTANGIBLE PROPERTY").

         3. AGREEMENT TO PURCHASE AND SELL PROPERTY. Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller on the terms and conditions of this Agreement.

         4.       PURCHASE PRICE AND TERMS.

         4.1 Payment of Purchase Price. The purchase price for the Property (the"PURCHASE PRICE") shall be Eight Million Two Hundred Forty Thousand Dollars ($8,240,000.00), payable as follows:

                  (a) Within two (2) business days after the mutual execution of this Agreement, Buyer shall deposit with Escrow Holder immediately available funds in the amount of One Hundred Thousand Dollars($100,000.00)(the "INITIAL DEPOSIT") which shall be applied toward the Purchase Price upon the Close of Escrow.

                  (b) Within two (2) business days after the Contingency Date (as defined in Paragraph 9.1 below), and provided Buyer has not previously terminated (or has been deemed to have terminated) this Agreement, Buyer shall deposit with Escrow Holder in immediately available funds an additional deposit of Four Hundred Thousand Dollars ($400,000.00)(the "ADDITIONAL DEPOSIT") which shall be applied against the Purchase Price upon the Close of Escrow. The Initial Deposit and the Additional Deposit and any interest thereon are collectively referred to herein as the "DEPOSIT".

                  (c) Subject to the provisions of Paragraph 4.3, Buyer shall assume the existing first priority leasehold trust deed dated February 19, 1998 (the "FIRST TRUST DEED") securing an Amended and Restated Promissory Note dated October 8, 1998 in the original principal amount of Four Million Two Hundred Fifty Thousand Dollars($4,250,000.00)("FIRST TRUST DEED NOTE") both executed by Seller in favor of Bear, Steams Funding, Inc., a Delaware corporation (the "LENDER"). The First Trust Deed Note bears interest at a fixed rate of 6.885% per annum, is due and payable on October 1, 2008 and has an outstanding principal balance of approximately $4,050,000.00 as of June 1, 2003. If the outstanding principal balance of the First Trust Deed Note at the Close of Escrow is more or less than $4,050,000.00, the amount of the cash portion of the Purchase Price shall be increased or decreased accordingly.

                  (d) Buyer shall deposit with Escrow Holder no later than one (1) day prior to the Closing Date immediately available funds in the amount of the balance of the Purchase Price.

         4.2 Investment of Deposit. Escrow Holder (as defined below) shall invest the Deposit in an interest bearing, federal insured account approved by Buyer. Any interest on the Deposit prior to the Close of Escrow shall be added to the Deposit. If the purchase and sale of the Property is consummated, the Deposit shall be applied against the Purchase Price. If the purchase and sale of the Property is not consummated because of the failure of any of Buyer's conditions precedent (as defined in Paragraph 14 below), the Deposit shall be promptly refunded to Buyer. If the purchase and sale of the Property is not consummated because of Buyer's default under this Agreement, the Deposit shall be non-refundable and shall be paid to and retained by Seller as liquidated damages pursuant to Paragraph 17 below.

         4.3 Assumption of First Trust Deed. Seller shall use Seller's diligent efforts to cause the beneficiary of the First Trust Deed to consent to the conveyance of the Property by Seller to Buyer and to agree to allow Buyer to assume the obligations of the maker and trust or under the First Trust Deed and the First Trust Deed Note, respectively, without any change in interest rates or other economic terms. Within three (3) business days after the mutual execution of this Agreement, Buyer shall submit all required financial information to the Lender's loan servicer (GE Capital Loan Services, Inc., P.O. Box 671568, Houston, Texas 77267-1568 [Telephone:
(800) 456-1443]) and pay the initial non-refundable application fee in the amount of $2,000.00. Buyer shall pay any assumption fee and other costs related to the proposed assumption, including a loan assumption fee not to exceed one percent (1%) of the outstanding principal amount of the First Trust Deed Note plus other out-of-pocket costs and expenses incurred by Lender including, without limitation attorneys' fees and title endorsement costs. If Seller fails to obtain such consent or agreement of the beneficiary of the First Trust Deed on or before that date which is ninety (90) days after the mutual execution hereof (the "LOAN ASSUMPTION DATE"), Buyer and Seller shall each have the right to terminate this Agreement, upon written notice to the other at any time prior to obtaining such approval. In such event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except for Buyer's obligations under Paragraphs 9.1 and 21 below. In addition to the foregoing, Seller's obligation to complete the sale of the Property to Buyer is expressly conditioned upon Seller obtaining, in its reasonable discretion, a full release from all obligations under the loan documents(the "EXISTING LOAN DOCUMENTS") evidencing the First Trust Deed and the First Trust Deed Note (including a release of any guarantor or indemnitor in connection therewith). In this regard, Buyer agrees that one or more principals or affiliates of Buyer shall execute and deliver substitute guaranties/indemnities for the benefit of Lender (in substantially the same form as the existing guaranties/indemnities). Additionally, if required by the Lender, Buyer shall form a new "single-purpose bankruptcy remote entity" for purposes of acquiring title to the Property. Buyer acknowledges that Seller shall have no liability arising from the Lender's failure to consent to the loan assumption.

         4.4 Waiver of Contingencies. Upon Buyer's approval (or deemed approval) of the contingencies set forth in Paragraphs 9.1 and 9.2 below, the Deposit shall be deemed fully earned and non-refundable unless (a) escrow fails to close as a result of Seller's material default hereunder; (b)the Lender does not consent to Buyer's assumption of the First Trust Deed and First Trust Deed Note; (c)this Agreement is terminated pursuant to Paragraph 16; or(d) escrow terminates as a result of a failure of the conditions precedent set forth in Paragraph 14.1.

         5.       ESCROW; CLOSING DATE.

         5.1 Opening of Escrow. A copy of this Agreement executed by the parties shall be deposited in an escrow ("ESCROW") with Commonwealth Land Title Company, 350 Commerce Drive, Suite 150, Irvine, California 92602, Attn: Ms. Michelle Mesh [Telephone: (714) 368-3209]("ESCROW HOLDER"), and shall serve as the escrow instructions, together with such further instructions, if any, as the parties shall provide by written agreement. The parties agree to execute such further escrow instructions as Escrow Holder may require as long as Escrow Holder shall not require the imposition of any additional obligations or liabilities on the parties. Such further instructions shall not modify the provisions of this Agreement unless otherwise expressly set forth therein. Escrow shall be deemed "opened" on the date Escrow Holder accepts this Agreement in writing or as of the date fully executed counterparts of any further escrow instructions required by Escrow Holder are deposited, whichever occurs first. The parties agree to perform all acts necessary to open Escrow within three (3) business days of the execution of this Agreement. Escrow Holder shall promptly give Buyer and Seller written notice of its acceptance of this Agreement and of the date on which Escrow has opened.

         5.2 Close of Escrow. The terms "CLOSE OF ESCROW" and "CLOSING DATE" shall mean that date on which the conveyance of the Property to Buyer shall be consummated by the recording of the

Grant Deed, which date shall be the later of: (a) thirty (30) days after the Contingency Date; and (ii) ten (10) days after the Lender has consented to the loan assumption by Buyer and has delivered the final Loan Assumption Documents (as defined below).

         5.3 Termination of Escrow. If Escrow Holder is unable to close Escrow by the Closing Date in compliance with this Agreement, Escrow Holder shall hold the Escrow open and effect closing as soon as it is able to do so in compliance with this Agreement unless Escrow Holder receives a written demand to terminate Escrow from either Buyer or Seller, whereupon Escrow Holder shall send a copy of such demand to the other party. If the other party does not object to the termination of Escrow within five (5) business days of its receipt of such demand, then Escrow Holder shall terminate Escrow and return all of the documents and funds then held by Escrow Holder to the party who has deposited the same. If the other party objects to the termination of Escrow within such five (5) day period, then Escrow Holder shall not terminate Escrow but shall hold such documents and funds then held by Escrow Holder until Escrow Holder shall have received instructions signed by both parties with respect to such funds and documents. At any time after one party makes written demand for the termination of Escrow and the other party objects thereto, Escrow Holder may deposit all documents and funds then held by Escrow Holder in a court of competent jurisdiction and, after giving written notice of the same to Buyer and Seller, Escrow Holder's obligations hereunder shall terminate.

         5.4 No Liability for Escrow Holder. Escrow Holder is not to be held liable for the sufficiency or correctness as to form, manner of execution or validity of any instruments deposited with Escrow Holder, as to the identity, authority or rights of any person executing the same, nor for any failure to comply with any of the provisions of any agreement, contract or other instrument referred to in this Agreement. Escrow Holder's duties hereunder shall be limited to the safekeeping of any documents or monies received by it as Escrow Holder and for the disposition of the same in accordance with the written instructions of the parties hereto. Escrow Holder shall not be concerned with any agreements contained herein not required by Escrow Holder to close the Escrow.

         5.5 No Withdrawal of Funds. No party shall have the right to withdraw any monies or documents deposited by it with Escrow Holder prior to the Close of Escrow or the termination thereof in accordance with the terms of this Agreement.

         5.6 Delivery of Documents and Materials. Within five (5) business days after the opening of Escrow, Seller shall deliver to Buyer the following documents and materials if and to the extent the same are in Seller's possession (collectively, the "MATERIALS"): (a) true and complete copies of the Ground Lease and all Leases and Service Contracts relating to all or any portion of the Property; (b) a current rent roll (the "CURRENT RENT ROLL") pertaining to the Property for the calendar month immediately preceding the date of mutual execution of this Agreement, showing with respect to each tenant of the Property (individually a "TENANT" and collectively, the "TENANTS"): (i) the name of the Tenant; (ii) the rentable square feet; (iii) the monthly base rent; (iv) the term; (v) the number of options; and (vi) the security deposit; (c) an aging report showing, with respect to each Tenant, the date through which such Tenant has paid rent and a Tenant-by-Tenant monthly aging report for the preceding twelve (12) months; (d) an income and expense statement for the previous twelve
(12) months (the "Income/Expense Statement"); (e) copies of the bills issued for the most recent year for all utilities, real property taxes and personal property taxes; (f) copies of all seismic and/or environmental/hazardous material tests, studies, reports or analyses relating to the Property; and (g) a copy of any existing survey for the Property. Additionally, prior to the Contingency Date, Buyer shall have the right, during normal business hours and at Buyer's sole cost and expense, to inspect and photocopy all of Seller's books and records relating to the Property.

         6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants the following to Seller for the purpose of inducing Seller to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof and as of the Closing Date and shall survive the Close of Escrow and conveyance of title to the Property hereunder:

                  (a) Buyer has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer hereby represent and warrant that they have the power, right and authority to bind Buyer.

                  (b) All requisite action has been taken by Buyer and all requisite consents have been obtained in connection with the entering into this Agreement and the instruments and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

                  (c) This Agreement is, and all agreements, instruments and documents to be executed by Buyer pursuant to this Agreement shall be duly executed by and are, or shall be, valid and legally binding upon Buyer and enforceable in accordance with their respective terms.

                  (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall result in a breach of or constitute a default under any agreement, document, instrument or any other obligation to which Buyer is a party or to which Buyer may be bound or affected, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Buyer or to the Property.

         7.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         7.1 Seller's Representations. Seller hereby represents and warrants the following to Buyer for the purpose of inducing Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof and as of the Closing Date (except as otherwise set forth herein) and shall survive the closing and conveyance of title to the Property hereunder.

                  (a) Seller is a duly organized, validly existing limited liability company in good standing under the laws of the State of California. Seller has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller hereby represent and warrant that they have the power, right and authority to bind Seller.

                  (b) All requisite action has been taken by Seller and all requisite consents have been obtained in connection with the entering into this Agreement and the instruments and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

                  (c) This Agreement is, and all agreements, instruments and documents to be executed by Seller pursuant to this Agreement shall be duly executed by and are, or shall be, valid and legally binding upon Seller and enforceable in accordance with their respective terms.

                  (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall result in a breach of or constitute a default under any agreement, document, instrument, or other obligation to which Seller is a party or by which Seller may be bound, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Seller or to the Property.

                  (e) As of the date of this Agreement, there is no litigation pending, or, to Seller's knowledge, threatened, against Seller which relates to the Property or the transactions contemplated hereby, except as previously disclosed to Buyer in writing.

                  (f) As of the date of this Agreement, the Property is subject to those certain Leases (the "LEASES") as shown on the Schedule of Leases attached hereto as Exhibit "B." As of the date of this Agreement, the Leases are in full force and effect, and, to Seller's knowledge, as of the date of this Agreement, Seller is not aware of any default by the Tenants under any of such Leases except as may be disclosed to Buyer or discovered by Buyer prior to the Contingency Date, including, without limitation, the disclosure that Seller has asserted claims against Quizno's and UC Davis with respect to the payment of certain utility charges which have erroneously been omitted from prior billings to such tenants.

                  (g) There are no pending or, to Seller's knowledge, contemplated condemnation or annexation proceedings affecting the Property or any part thereof.

                  (h) To Seller's knowledge, as of the date of this Agreement, Seller has not received any written notice from any governmental authority regarding any violation of any law, ordinance, regulation, order or requirement applicable to the Property which has not been satisfied.

                  (i) Following the Close of Escrow, Buyer shall have no obligation to employ or continue to employ any individual employed by Seller or its affiliates in connection with the Property.

                  (j) To Seller's actual knowledge, as of the date of this Agreement, the information in the Current Rent Roll is true and accurate.

                  (k) To Seller's actual knowledge, as of the date of this Agreement, the Income/Expense Statement is true and complete.

         7.2 Seller's Knowledge. As used herein, "to Seller's knowledge" and phrases of similar import means the actual (not constructive) conscious knowledge, without attribution and without any duty of independent investigation or inquiry whatsoever and without undertaking any investigation or inquiry, of
A. Stuart Rubin. Seller represents and warrants that A. Stuart Rubin is the principal of Seller having responsibility for the Property. It is the express intention of Buyer and Seller that, in order for

Buyer to recover any damages or have any other remedies against Seller by reason of an alleged breach of Seller's representations and/or warranties set forth herein which are limited to Seller's actual knowledge, Buyer shall be required to allege and prove that the foregoing individual had actual conscious knowledge of the falsity of such representation and/or warranty when made. It is also expressly agreed and understood that in no event shall Buyer be entitled to bring any action(s) for damages or otherwise against the aforementioned individual or any other officer, director, employee, agent, shareholder, partner, member or principal of Seller. Any action against Seller based upon an alleged breach of Seller's representations and warranties herein must be filed within three hundred sixty five (365) days after the Closing Date, and failure to timely file any such action shall be deemed Buyer's waiver and release of any such action.

         7.3 AS-IS Conveyance. Except as otherwise expressly set forth in this Agreement, Buyer expressly acknowledges and agrees: (a) Seller has (or will have by the Contingency Date) made available to Buyer and Buyer's representatives for their review and inspection all plans, drawings, reports and other documents with respect to the Property which Buyer has requested; (b) Seller is not making, has not made and expressly disclaims any representation or warranty, express or implied, that such documents delivered by Seller or made available for Buyer's review and inspection constitute all of the documents and information in Seller's files relating to the Property; (c) Buyer has made (or by the Contingency Date will make) such independent factual, physical and legal examinations and inquiries as Buyer deems necessary and desirable with respect to the Property and the transaction contemplated by this Agreement; (d) Buyer is specifically purchasing the Property on an "AS-IS WITH ALL FAULTS BASIS" and is relying solely upon Buyer's own independent factual, physical and legal investigations, examinations and inquiries and the materials and information prepared by Buyer or by third parties at Buyer's request in determining that the Property and each portion thereof is suitable and adequate in all respects for any and all activities and uses which Buyer may elect to conduct thereon; (e) Seller is not making, has not made and expressly disclaims any representation, warranty or other assurance whatsoever with respect to the Property or any condition or feature thereof, including without limitation, any representation, warranty or assurance regarding the validity or accuracy of any documents (or the date contained therein) delivered by Seller to Buyer or made available for Buyer's review and inspection (except as otherwise expressly set forth herein);
(f) Buyer shall verify the accuracy and reliability of such documents and date with the third parties who prepared the same; and (g) Buyer is (or by the Contingency Date will be) fully acquainted with the nature and condition, in all respects, of the Property, including the existence or availability of all permits and approvals from governmental authorities and the soil and geology thereof. The provisions of this Paragraph 7.2 shall survive the Close of Escrow.

         7.4 No Additional Representations by Seller. Except as otherwise expressly set forth in this Agreement, neither Seller nor any of its agents, partners or employees has made and does not make any representations or warranties, whether oral or written, expressed or implied, with respect to: (i) any physical or environmental aspect or condition of the Property or any part thereof (including, without limitation, the presence of any hazardous materials); (ii) any dimension or specifications of the Property or any part thereof, including, without limitation, the square footage or rentable area of the improvements or the number or sufficiency of parking spaces on or about the Property; (iii) feasibility, desirability, suitability, habitability or convertibility of the Property and any part thereof into or for any particular use or purpose; (iv) the zoning, building or land use restrictions applicable to the Property or any part thereof; (v)the leases, the tenants, or the project income or expenses, if any, for the Property; (vi) soil, seismic or other geological conditions effecting the Property or any part thereof with any applicable laws, rules or regulations, including, without limitation, use permits, building codes, fire and safety codes and handicapped access codes and regulations (including, without limitation, the Americans With Disabilities
Act); (vii) the truth, accuracy or completeness of any of the materials or documents delivered to Buyer; (viii) the availability or unavailability of governmental, quasi-governmental or other permits, approvals, licenses, or entitlements, if any, in any way relating to the Property or any part thereof;
(ix) the availability or unavailability of water, sewer, electric, telephone or other utility services, if any, for the Property or any part thereof; (x)the operability, adequacy, state of repair or useful life of any fixture, equipment, machinery or other apparatus of the Property; (xi) restrictions on hours of operation, parking, types of tenants and uses, signage, architectural and other Limitations imposed by zoning, use permits and other restrictions effecting the Property; and (xii) any other matter of any nature whatsoever relating in any way to the Property or to any of the documents delivered by Seller to Buyer.

         7.5 Release. As of the Close of Escrow, Buyer fully releases and discharges Seller from and relinquishes all rights, claims and actions that Buyer may have against Seller which arise out of or are in any way connected with the Property at Closing, including but not limited to the existence or presence on the Property of (i) construction, design or natural defects of any kind or nature, whether patent or latent, (ii) hazardous materials, and (iii) violations of any federal, state or local law or regulation applicable to the physical condition of the Property. This release applies to all described rights, claims and actions, whether known or unknown, foreseen or unforeseen, present or future. Buyer specifically waives application of California Civil Code Section 1542, which provided as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                          [ILLEGIBLE]                    [ILLEGIBLE]
                        ----------------               -----------------
                        Buyer's Initials               Seller's Initials

Notwithstanding the foregoing, the release set forth above is not intended to, and shall not, release or discharge: (a) any representations or warranties of Seller pursuant to Paragraph 7.1 above; (b)claims relating to Seller's indemnification under Paragraph 8.2 and Paragraph 15.1; and (c) claims relating to post-closing prorations pursuant to Paragraph 13.1.

         7.6 Breach of Representations and Warranties. If prior to the Close of Escrow, Buyer learns of any fact or circumstances which makes any of Seller's representations or warranties materially untrue or misleading, Buyer's sole remedy shall be to terminate this Agreement and to receive a refund of its Deposit, it being understood that Buyer expressly waives any right to close escrow and pursue any claims against Buyer for any breach of such representations and warranties.

         8.       REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER REGARDING
BROKERS.

         8.1 Brokers. Each party represents and warrants that it has not employed any brokers or finders in connection with the transactions contemplated hereby other than CB Richard Ellis (the "SELLER's BROKER") and Triple Net Realty, Inc. ("BUYER's BROKER").

         8.2 Broker's Indemnity. Except for the commission to be paid by Seller to Seller's Broker pursuant to a separate agreement, and a commission of $240,000.00 to be paid by Seller to Buyer's Broker if, and only if, Escrow closes, each party shall indemnify, save, defend and hold the other party free and harmless from and against any and all obligations or liabilities to pay any real estate broker's commission, finder's fee, or other compensation to any person, firm or corporation arising from or in connection with this Agreement or the Property which results from any act or agreement of such party.

         9. CONTINGENCIES. Notwithstanding anything to the contrary contained in this Agreement, Buyer's obligation to purchase the Property and to close Escrow hereunder is subject to Buyer's written approval or waiver of all of the following matters:

         9.1 Condition of Property. Within thirty (30) days after the mutual execution of this Agreement (the "CONTINGENCY DATE"), Buyer shall have approved or disapproved in writing, the results of any and all inspections, tests and studies with respect to the Property which Buyer may elect to make or obtain. Buyer's failure to timely approve such results in writing shall be deemed Buyer's disapproval thereof. Upon Buyer's written disapproval or deemed disapproval of such results for any reason (or no reason)whatsoever, in Buyer's sole discretion, this Agreement shall terminate, the Initial Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except for Buyer's obligations under this Paragraph 9.1 and Paragraph 21 below. The cost of any such inspections, tests and studies shall be borne entirely by Buyer. For the sole purpose of conducting such inspections, tests and studies, Buyer and Buyer's representatives shall have the right, during reasonable business hours, upon reasonable notice and prior to the Contingency Date, to enter onto the Property provided that (i) Seller or a representative of Seller is given at least forty-eight (48) hours prior notice of such entry and an opportunity to accompany Buyer during such inspections; and (ii) Buyer does not contact or otherwise communicate with any of the tenants unless Seller is given at least forty-eight (48) hours prior notice of such communication and an opportunity to be present during such communication. Buyer shall repair any damage to, and remove any liens against, the Property caused by such tests, inspections and studies. In the event that Buyer intends to perform any tests which involve drilling, boring or other similar intrusive or invasive action on or under the Property, Buyer shall first obtain Seller's written consent, which consent may be withheld in Seller's sole discretion. In the event Seller consents to such invasive testing, Buyer shall, prior to entry upon the Property by Buyer or its agents, contractors or employees for purposes of such intrusive/invasive testing, deliver to Seller a copy of the proposed testing plan/schedule which identifies the environmental consultant and the number, type and location of all borings. Seller shall have the right to reasonably approve such testing plan prior to commencement thereof. Neither Buyer nor any of its successors, assigns, officers, directors, partners, employees, attorneys, consultants, lenders, affiliates, agents or representatives (collectively, "PERSONNEL") shall provide to Seller or to any federal, state or local regulatory agency or other governmental entity or any other person or entity any results of any such environmental investigations unless specifically and expressly requested by Seller or as required by law. In any event, prior to entering onto the Property for any purpose, Buyer shall deliver to Seller an original endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Seller covering (x) activities of Buyer and Buyer's agents, contractors and employees, and

(y) Buyer's indemnity obligations contained in this Paragraph 9.1. Such endorsement shall evidence that such insurance shall have a per occurrence limit of at least One Million Dollars($1,000,000), shall name Seller as an additional insured, shall be primary insurance, and shall contain a cross liability endorsement. Buyer hereby indemnifies, defends and holds Seller harmless from and against any and all loss, cost, damage, liability and expense, including without limitation attorney's fees and costs, arising out of the entry onto the Property by Buyer or Buyer's representatives. If the transactions contemplated by this Agreement shall fail to close for any reason other than a default by Seller, Buyer shall, at Seller's request, assign and deliver to Seller, without charge, immediately upon the termination of this Agreement copies of all work product produced by or on behalf of Buyer with respect to the Property.

         9.2 Title. Within ten (10) days after the execution of this Agreement, Seller shall cause First American Title Insurance Company, 520 North Central Avenue, 5th Floor, Glendale, California 91203, Attn: Ms. Jeannie Quintal [Telephone: (800) 668-4853, Ext. 5021] (the "TITLE COMPANY") to deliver to Buyer a preliminary title report ("PTR") for the Property along with copies of all items identified as exceptions in the PTR. If Buyer elects to obtain an extended coverage policy of title insurance, Buyer shall notify Seller of such election promptly after execution of this Agreement and shall obtain a survey of the Property (or update the Seller's existing survey, if any), at Buyer's sole cost. If Buyer elects to obtain a survey, the survey shall be sufficient to enable the Title Company to update the PTR to: (i) delete the standard survey exceptions,
(ii)add any new title exceptions which are revealed by said survey and an inspection of the Property, and (iii) enable the Title Company at Closing to issue an extended owner's policy of title insurance. Buyer shall notify Seller within ten (10) business days after the date of this Agreement of any exceptions disapproved by Buyer on the PTR. Buyer's failure to timely disapprove of the PTR in writing shall be deemed Buyer's approval thereof. If Buyer disapproves any matters of title, then Seller shall have the right to specify the matters which Seller shall address and the manner in which it will do so in a written notice (the "SELLER's CURE NOTICE") delivered to Buyer within three (3) business days after the receipt of Buyer's disapproval notice. Buyer shall have two (2) business days after receipt of Seller's Cure Notice to elect in writing to terminate this Agreement, in which case the Initial Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder except for Buyer's obligations under Paragraphs 9.1 and 21. If Buyer does not so elect to terminate this Agreement, then Buyer shall be deemed to have waived its disapproval of all disapproved title matters except to the extent of Seller's agreement to undertake any curative action asset forth in Seller's Cure Notice. If Seller provides Buyer with a Seller's Cure Notice, Seller shall use commercially reasonable efforts to complete the curative action set forth therein on or before the Closing Date. It shall be a condition precedent, but not a covenant of Seller, that all such curative action shall actually be performed on or before the Closing Date. Those exceptions approved by Buyer, the standard printed exceptions in the Title Policy and such items created by Buyer shall be referred to herein as "PERMITTED EXCEPTIONS." If on the Closing Date, there are any liens, assessments or encumbrances that Seller is obligated to pay and discharge, Seller shall deposit with Escrow Holder sufficient monies(or authorize Escrow Holder to use the cash portion of the Purchase Price), acceptable to and required by Escrow Holder to insure the obtaining and recording of such satisfactions and the issuance of the Title Policy either free of any such liens, assessments and encumbrances, or with insurance against any liens or damage that Buyer may suffer as a result thereof.

         9.3 Ground Lease Estoppel. Seller shall use commercially-reasonable efforts to deliver to Buyer, on or before the Closing Date, an estoppel certificate (the "GROUND LEASE ESTOPPEL CERTIFICATE")from Caltrans, as lessor under the Ground Lease, substantially in the form attached hereto as Exhibit "C". In an effort to assist Seller in obtaining the Ground Lease Estoppel Certificate, Buyer shall supply Seller with such financial statements as Caltrans may reasonably require. In the event Seller is unable to timely deliver the Ground Lease Estoppel, Buyer can elect, within three (3) days after its receipt of notice thereof, to terminate this Agreement by written notice to Seller, and the Deposit shall be returned to Buyer.

         10. MAINTENANCE OF THE PROPERTY. From and after the date hereof until the Close of Escrow, Seller shall (a) maintain and operate the Property in its present condition, normal wear and tear and damage or destruction excepted; provided, however, Seller shall not be obligated to perform any capital improvements; (b) not extend, renew, modify or replace any of the Service Contracts without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed); (c) maintain in effect all casualty and liability insurance which is currently in place; (d) fully comply with all of the Seller's obligations under the Leases and Service Contracts; and
(e) provide Buyer with any notices or other correspondence to/from any Tenant relating to defaults under their respective Leases (as well as notice of any bankruptcy filing or intention to discontinue operations). Additionally, from and after the Contingency Date until the Close of Escrow, Seller shall not modify, extend, terminate or otherwise change any of the terms, covenants or conditions of the Leases or enter into new leases or any other obligations or agreements affecting the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. In the event Buyer has not responded to Seller's written request for consent within five (5) days after Seller's delivery to Buyer of all pertinent information concerning such Lease, Buyer shall be deemed to have consented thereto.

         11.      COVENANT TO CONVEY; TITLE INSURANCE.

         11.1     Conveyance of Title. At the Close of Escrow, Seller shall
(a)assign to Buyer all of its rights and obligations under the Ground Lease; and
(b) convey fee simple title to the Improvements to Buyer by grant deed, subject to all matters of record.

         11.2 Title Policy. On the Closing Date, the Title Company shall issue to Buyer the Title Company's standard leasehold policy of title insurance (or extended coverage if elected by Buyer pursuant to Paragraph 9.2 above)(the "TITLE POLICY") with a liability limit in the amount of the Purchase Price showing the Leasehold Interest vested in Buyer, subject only to the Permitted Exceptions.

         12.      DELIVERIES.

         12.1 Seller's Deliveries. At least one (1) business day prior to the Closing Date, Seller shall deliver to Escrow Holder the following documents, fully executed and acknowledged where appropriate, and such other items as follows:

                  (a) An Assignment and Assumption of Ground Lease (the "GROUND LEASE ASSIGNMENT") substantially in the form of Exhibit "D" hereto, conveying the Leasehold Interest to Buyer;

                  (b) A quitclaim deed ("DEED") substantially in the form and substance of Exhibit "E" hereto, conveying title to the Improvements to Buyer;

                  (c) A bill of sale ("BILL OF SALE") substantially in the form and substance of Exhibit "F" hereto, conveying to Buyer, without representation or warranty all of the Personal Property and Intangible Property, if any;

                  (d) An Assignment and Assumption of Leases (the "ASSIGNMENT OF LEASES") substantially in the form and substance of Exhibit "G" hereto, assigning to Buyer all of Seller's right, title and interest as landlord under the Leases;

                  (e) An Assignment of Service Contracts (the "ASSIGNMENT OF SERVICE CONTRACTS") substantially in the form and substance of Exhibit "H" hereto, assigning to Buyer all of Seller's right, title and interest in and to the Service Contracts and other property described in the Assignment of Service Contracts;

                  (f) Notices to the tenants under the Leases (the "TENANT NOTICES") of the transfer of the Property to Buyer in the form and substance of Exhibit "I" hereto;

                  (g) The assumption documents ("LOAN ASSUMPTION DOCUMENTS") prepared by the Lender relating to the assignment and assumption of the Existing Loan Documents, in such reasonable form as the parties shall mutually agree upon;

                  (h) A certificate duly executed by Seller under penalty of perjury certifying that Seller is not a "foreign person" in accordance with and for the purpose of provisions of Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, together with California Form 590;

                  (i) Such funds as may be necessary to comply with Seller's obligation hereunder regarding prorations, costs, expenses, assignment of security deposits, and removal of liens or encumbrances, and payment of taxes and assessments, or Seller's authorization to Escrow Holder to use the cash portion of the Purchase Price to comply with such of Seller's obligations;

                  (j) keys to the Property and all other records and files in Seller's possession relating to the operation of the Property; provided, however, the foregoing items may be delivered directly to Buyer (or made available for pick up by Buyer) promptly after the Close of Escrow.

         12.2 Buyer's Deliveries. At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder the following documents, fully executed and acknowledged where appropriate, and such other funds and items as follows:

                  (a)      A counterpart of the Ground Lease Assignment;

                  (b)      A counterpart of the Assignment of Leases;

                  (c)      A counterpart of the Assignment of Service Contracts;

                  (d) A Preliminary Change of Ownership Statement in form suitable for filing with the Sacramento County Tax Collector;

                  (e) Immediately available funds in the amount of the balance of the cash portion of the Purchase Price; and

                  (f)      A counterpart of the Loan Assumption Documents.

         12.3 Escrow Holder's Deliveries. On the Close of Escrow, subject to Escrow Holder having received the documents and monies required to be deposited into Escrow pursuant to this Agreement and Escrow having received no written notice by a party that a condition precedent to its obligation to close has not been satisfied, Escrow shall do each of the following:

                  (a) Duly record the Assignment of Ground Lease, the Deed and the Loan Assumption Documents, if applicable, and arrange for the delivery to the parties conformed copies thereof as soon as available.

                  (b) Deliver originals of the Assignment of Ground Lease, Bill of Sale, Tenant Notices, Loan Assumption Documents, Assignment of Leases and Assignment of Service Contracts to Buyer.

                  (c) Deliver originals of the Assignment of Ground Lease, Assignment of Leases, Assignment of Service Contracts, Loan Assumption Documents and the Purchase Price to Seller.

                  (d) Cause the Title Company to deliver the Title Policy to Buyer and any endorsements required by the Lender to the Lender.

                  (e)      Deliver the original Loan Assumption Documents to
Lender.

         13.      PRORATIONS, COSTS.

         13.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date with the Buyer being deemed the owner of the Property as of the Closing Date:

                  (a) Taxes and Assessments. All non-delinquent property taxes, assessments and other governmental impositions of any kind or nature, including, without limitation, any special assessments or similar charges (collectively, "TAXES"), which relate to the tax year within which the Closing occurs based upon the actual number of days in the tax year. With respect to any portion of the Taxes which are payable by any Tenant directly to the authorities, no proration or adjustment shall be made. The proration for Taxes shall be based upon the most recently issued tax bill for the Property. Upon the Closing Date and subject to the adjustment provided above, Buyer shall be responsible for Taxes on the Property payable from and after the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the Taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into after the Closing Date. With respect to all periods for which Seller has paid Taxes, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings but shall provide Buyer with copies of all communications with the taxing authorities. All net tax refunds and credits attributable to any period prior to the Closing Date which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller, provided, however, that any such refunds and credits that are the property of Tenants under Leases shall be promptly remitted by Seller directly to such Tenants or to Buyer for the credit of such Tenants. All net tax refunds and credits attributable to any period subsequent to the Closing Date shall belong to and be the property of Buyer. Buyer agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of this subparagraph, including the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by Seller. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

                  (b) Rents. Buyer will receive a credit at closing for all rents collected by Seller prior to the Closing and allocable to the period from and after the Closing Date based upon the actual number of days in the month. No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from Tenants until these sums are paid, and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Buyer shall cooperate with Seller after Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Tenant Leases or to incur any expense over and above its own regular collection expenses. All payments collected from Tenants after Closing shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from Tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due the Seller for the period prior to Closing.

                  (c) CAM Expenses. To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses(collectively, "CAM CHARGES"), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the date of Closing on a lease-by-lease basis with each party being entitled to receive a portion of the CAM Charges paid under each Lease for the CAM Lease Year in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party's respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term "CAM LEASE YEAR" means the twelve (12) -month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to Closing the Seller shall submit to Buyer an itemization of its actual CAM Charges expenditures through such date and the amount of CAM Charges received by the Seller as of such date, together with an estimate of CAM Charges to be incurred to, but not including, the Closing Date. In the event that the Seller has received CAM Charges payments in excess of its actual CAM Charges expenditures, the Buyer shall be entitled to receive a credit against the Purchase Price for the excess. In the event that the Seller has received CAM Charges less than its actual CAM Charges expenditures, to the extent that the Leases provide for a "true up" at the end of the CAM Lease Year, the Seller shall be entitled to receive any deficit but only after the Buyer has received any true up payment from the Tenant; provided, however, Buyer shall remain responsible for CAM Charges owing to Seller (with respect to Seller's period of ownership) if and to the extent Buyer collected CAM Charges in excess of its actual CAM Charge expenditures (with respect to Buyer's period of ownership). Upon receipt by either party of any CAM Charge true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the "true up" payment within five (5) days of the receipt thereof. To assist the

Buyer in preparing "true up" reconciliation at the end of the CAM Lease Year, the Seller shall deliver to the Buyer at Closing records of all of the Seller's CAM Charge expenditures.

                  (d) Operating Expenses. All operating expenses (including all charges under the Service Contracts assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing Date occurs (the "CURRENT BILLING PERIOD"), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date and the number of days in the Current Billing Period from and after the Closing Date, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.

                  (e) Security Deposits; Prepaid Rents. Prepaid rentals and security deposits (including any portion thereof which may be designated as prepaid rent) under Leases, if and to the extent that such deposits are in Seller's actual possession or control and have not been otherwise applied by Seller to any obligations of any Tenants under the Leases, shall be credited against the Purchase Price, and upon the Closing, Buyer shall assume full responsibility for all security deposits to be refunded to the Tenants under the Leases (to the extent the same are required to be refunded by the terms of such Tenant Leases or applicable). In the event that any security deposits are in the form of letters of credit or other financial instruments (the "NON-CASH SECURITY DEPOSITS"), Seller will, at Closing cause Buyer to be named as beneficiary under the Non-Cash Security Deposits. Buyer will not receive a credit against the Purchase Price for such Non-Cash Security Deposits. In the event that the Buyer cannot be named the beneficiary under the Non-Cash Security Deposits as of the Closing Date, an escrow shall be established at Closing in an amount equal to all Non-Cash Security Deposits under which Buyer is not the beneficiary as of the Closing Date.

                  (f)      Leasing Costs.

                           (i)      Seller shall receive a credit at the Closing
for all leasing costs, including tenant improvement costs and allowances, and its pro-rata leasing commissions, previously paid by Seller in connection with any Lease or modification to an existing Lease which was entered into after the mutual execution of this Agreement and which is approved or deemed approved by Buyer pursuant to this Agreement, which approval included approval of the tenant improvement costs. Seller's pro-rata share shall be equal to a fraction which has as its numerator the number of months (or partial months) left in the base term of the Lease after the Closing Date and which has as its denominator the number of months in the base term of the Lease.

                           (ii)     Seller shall pay for all tenant improvement
allowances and leasing commissions with respect to any portion of the Property leased as of the mutual execution of this Agreement by the Tenants pursuant to the Leases in effect as of the mutual execution of this Agreement, to the extent that such improvement allowances and leasing commissions are due and payable as of the Closing Date.

                  (g) Percentage Rent. Any percentage rents due or paid under any of the Leases ("PERCENTAGE RENT") shall be prorated between Buyer and Seller outside of Escrow as of the Closing Date on a Lease-by-Lease basis, as follows; (a) Seller shall be entitled to receive the portion of the

Percentage Rent under each Lease for the Lease Year in which Closing occurs, which portion shall be the ratio of the number of days of said Lease Year in which Seller was Landlord under the Lease to the total number of days in the Lease Year, and (b) Buyer shall receive the balance of Percentage Rent paid under each Lease for the Lease Year. As used herein, the term "LEASE YEAR" means the twelve (12) -month period as to which annual Percentage Rent is owed under each Lease. Upon receipt by either Buyer or Seller of any gross sales reports("GROSS SALES REPORTS")and any full or partial payment of Percentage Rent from any tenant of the Property, the party receiving the same shall provide to the other party a copy of the Gross Sales Report and a check for the other party's pro-rata share of the Percentage Rent within five (5) days of the receipt thereof. In the event that the Tenant only remits a partial payment, then the amount to be remitted to the other party shall be its pro-rata share of the partial payment. Nothing contained herein shall be deemed or construed to require either Buyer to Seller to pay to the other party its pro-rata share of the Percentage Rent prior to receiving the Percentage Rent from the Tenant, and the acceptance or negotiation of any check for Percentage Rent by either party shall not be deemed a waiver of that party's right to contest the accuracy or amount of the Percentage Rent paid by the Tenant.

                  (h) Calculation; Reproration. Seller shall prepare and deliver to Buyer no later than five (5) days prior to the Closing Date an estimated closing statement which shall set forth the prorations and credits provided for in this section. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subparagraph. Buyer shall notify Seller within two (2) days after its receipt of such estimated closing statement of any items which Buyer disputes, and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties (which shall not be withheld if prepared in accordance with this Agreement)shall be referred to herein as the "CLOSING STATEMENT". If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within one hundred eighty (180) days after the Closing Date (except with respect to CAM Charges and Taxes, in which case such adjustment shall be made within thirty (30) days after the information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

                  (i) Items Not Prorated. Seller and Buyer agree that (a) on the Closing Date, the Property will not be subject to any financing arranged by Seller; (b) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall responsible for arranging for its own insurance as of the Closing Date; and (c) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing Date, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service, insurance or utilities. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in subparagraph (d) above.

                  (j) Indemnification. Buyer and Seller shall each indemnify, protect, defend and hold the other harmless from and against any claim in any way arising from the matters for which the other receives a credit or otherwise assumes responsibility pursuant to this Paragraph.

                  (k)      Survival. This Paragraph shall survive the Closing
Date.

         13.2 Costs. Each party shall pay all attorneys' fees, accounting fees, and other expenses incurred by it in connection with the transactions contemplated hereby. Seller shall pay: (i) the CLTA portion of the premium for the Title Policy, (ii) one-half (1/2) of all escrow fees, (iii)all recording fees; and (iv) all documentary transfer taxes. Buyer shall pay: (a) one-half (1/2) of all escrow fees, (b) the ALTA portion of the premium for the Title Policy and the premiums and costs for any endorsements or extended coverages obtained by Buyer in connection with the Title Policy or in connection with the loan assumption; (c) the premiums for the lender's policy, if any; and (d)all loan assumption fees and costs. All other closing costs shall be apportioned in the manner customary in the county where the Property is located.

         13.3 Cancellation Fees. Notwithstanding the foregoing Paragraph 13.2, in the event of a default by Seller or Buyer hereunder, all cancellation fees and other Escrow charges shall be borne by the defaulting party.

         13.4 Commissions and Tenant Improvements. Except for leasing commissions and tenant improvements allowances which are currently due and payable as of the date of this Agreement (which shall be paid by Seller), Buyer shall pay all leasing commissions and tenant improvement allowances which (i) relate to new leases executed after the Closing Date; (ii) relate to extensions, expansions and modifications of existing leases executed after the Closing Date;
(iii) subject to the proration provisions set forth in Paragraph 13.1(f) above, relate to new leases, or extensions, expansions or modifications of existing Leases executed either (A) after the date of this Agreement but before the Contingency Date; or (B) after the Contingency Date (but prior to Closing) if the same have been approved (or deemed approved) by Buyer pursuant to Paragraph 10 above; (iv) relate to the exercise of expansion or renewal rights of Leases where such exercise occurs after the mutual execution of this Agreement; and (v) relate to refurbishment obligations of landlord under such Leases, where such obligation arises after the mutual execution of this Agreement.

         14.      CONDITIONS PRECEDENT.

         14.1 The obligation of Buyer to consummate the conveyance of the Property hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties of Seller contained in Articles 7 and 8 shall be true on and as of the Close of Escrow as if the same were made on and as of that date.

                  (b) Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Close of Escrow.

                  (c) The Title Company shall be unconditionally committed to issue the Title Policy to Buyer subject only to the Permitted Exceptions.

                  (d) There shall not have been filed by or against Seller at any time prior to or on the Close of Escrow any bankruptcy, reorganization or arrangement petition.

                  (e) Buyer's timely approval or deemed approval of all matters and items referred to in Article 9.

                  (f) Satisfaction of the conditions relating to the assumption of the Existing Loan Documents as set forth in Paragraph 4.3.

                  (g) Seller shall have terminated all management agreements effecting the Property.

         14.2 The obligation of Seller to consummate the conveyance of the Property hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties of Buyer contained in Articles 6 and 8 shall be true on and as of the Close of Escrow as if the same were made on and as of that date.

                  (b) Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Close of Escrow.

                  (c) There shall not have been filed by or against Buyer at any time prior to the Close of Escrow any bankruptcy, reorganization or arrangement petition.

                  (d) Satisfaction of the conditions relating to the assumption of the Existing Loan Documents as set forth in Paragraph 4.3.

         15.      COOPERATION REGARDING TAX-DEFERRED EXCHANGE.

         15.1 Although this Agreement is not conditioned upon the consummation of a concurrent or delayed exchange in accordance with Section 1031 of the Internal Revenue Code of 1986, Buyer acknowledges that Seller may desire to utilize all or a portion of the Purchase Price paid by Buyer for the Property in this Escrow in connection with such an exchange. Seller shall have the right, without the need of any further approval or consent of Buyer at all times during the term of the Escrow and prior to the Close of Escrow, to convey all or a portion of the Property and assign and delegate Seller's corresponding rights and obligations under this Agreement to an intermediary party designated by Seller for the purpose of effecting such an exchange. Seller hereby indemnifies Buyer and holds Buyer harmless from and against all loss, cost, damage, liability and expense (including without limitation reasonable attorneys' fees and costs) arising out of or incurred in connection with Buyer's cooperation with Seller pursuant to this Paragraph 15.1. Seller acknowledges and agrees that Buyer shall cooperate with Seller as provided above as an accommodation to Seller only, and Buyer makes no representations or warranties of any kind regarding whether the consummation of this Agreement or any other escrow of Seller shall result in any tax benefit to Seller or shall qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986. Seller's failure to close any other escrow in connection with such an exchange shall have no effect upon, delay or interfere with the Closing of this Close of Escrow pursuant to this Agreement.

         15.2 Although this Agreement is not conditioned upon the consummation of a concurrent or delayed exchange in accordance with Section 1031 of the Internal Revenue Code of 1986, Seller acknowledges that Buyer may acquire the Property in connection with such an exchange. Buyer shall have the right, without the need of any further approval or consent of Seller at all times during the term of the Escrow, to assign and delegate Buyer's rights and obligations under this Agreement to an intermediary party designated by Buyer for the purpose of effecting such an exchange. Buyer hereby indemnifies Seller and holds Seller harmless from and against all claims, loss, cost, damage, liability and expense (including without limitation reasonable attorneys' fees and costs)arising out of or incurred in connection with Seller's cooperation with Buyer pursuant to this Paragraph 15.2. Buyer acknowledges and agrees that Seller shall cooperate with Buyer as provided above as an accommodation to Buyer only, and Seller makes no representations or warranties of any kind regarding whether the consummation of this Agreement or any other escrow of Buyer shall result in any tax benefit to Buyer or shall qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986. Buyer's failure to close any other escrow in connection with such an exchange shall have no effect upon, delay or interfere with the Close of Escrow pursuant to this Agreement. Seller shall not have any obligation to incur any expense or liability, including, without limitation, taking title to any other property in connection with any such exchange by Buyer.

         16.      CASUALTY; CONDEMNATION.

         16.1 Partial Damage. In the event of the occurrence of any casualty to the Property prior to the Close of Escrow which shall cost Two Hundred Thousand Dollars ($200,000.00) or less to repair (as determined by an independent contractor selected by Seller and reasonably approved by Buyer), the obligations of the parties hereunder shall be unaffected and the parties shall proceed to closing without reduction of the Purchase Price. In such case, Seller shall assign to Buyer any available insurance proceeds, together with a credit for any insurance deductible (or if uninsured, a credit for the reasonable repair cost of such casualty).

         16.2 Material Damage or Condemnation. In the event of the occurrence of any of the following prior to the Close of Escrow: (i) the commencement of any eminent domain or condemnation proceedings with respect to any portion of the Property, or(ii) any casualty which shall cost in excess of Two Hundred Thousand Dollars ($200,000.00) to repair, either party may terminate this Agreement and the rights and obligations of the parties on written notice to the other party given prior to the Close of Escrow in which case Seller and Buyer shall each be responsible for one-half (1/2) of any escrow costs and cancellation fees. If neither party terminates in a timely manner pursuant to this Paragraph 16.2, then the parties shall proceed to the Close of Escrow without any reduction of the Purchase Price or other change in terms and Seller shall assign to Buyer at closing all insurance or condemnation proceeds together with a credit for any insurance deductible (exclusive of any earthquake deductible).

         17. LIQUIDATED DAMAGES. IF BUYER SHOULD DEFAULT OR BREACH ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN, AS

LIQUIDATED DAMAGES, THE DEPOSIT PLUS ANY INTEREST EARNED THEREON. THE PARTIES ACKNOWLEDGE THAT SAID SUM IS FAIR AND REASONABLE IN LIGHT OF ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE PARTIES' ESTIMATION OF THE POSSIBLE RANGE OF DAMAGES TO SELLER IN THE EVENT OF SUCH A DEFAULT OR BREACH BY BUYER, THE PARTIES HERETO HEREBY AGREEING THAT THE DAMAGES TO SELLER IN THE EVENT OF BUYER'S DEFAULT OR BREACH WOULD BE IMPOSSIBLE TO ACCURATELY DETERMINE AND THAT PROOF OF THE AMOUNT OF SUCH DAMAGES WOULD BE COSTLY AND INCONVENIENT. SUCH LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR BUYER'S DEFAULT OR BREACH AND BUYER SHALL HAVE NO OTHER OR FURTHER OBLIGATION OR LIABILITY UNDER THIS AGREEMENT TO SELLER ON ACCOUNT OF SUCH DEFAULT OR BREACH (EXCEPT FOR BUYER'S CONTINUING OBLIGATIONS UNDER PARAGRAPHS 8.2, 9.1 AND 21). SELLER AND BUYER HEREBY AGREE, AND SO INSTRUCT ESCROW HOLDER. BY INITIALING THIS PROVISION IN THE SPACE BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS ARTICLE 17.

BUYER'S INITIALS:  [ILLEGIBLE]                SELLER'S INITIALS: [ILLEGIBLE]
                   -----------                                   -----------
         18. NOTICES. Any notice, demand or document which any party is required or may desire to give, deliver or make to any other party shall be in writing, and may be personally delivered or given or made by United States registered or certified mail, return receipt requested, by overnight delivery service (e.g., Federal Express), or by telecopied transmission addressed as follows:

         To Seller:           RPD PROPERTIES II, LLC
                              11812 San Vicente Boulevard, Suite 210
                              Los Angeles, California 90049

                              Attn: Mr. A. Stuart Rubin
                              Fax: (310) 207-6490

         With copy to:        ROSENFELD, WOLFF, ARONSON & KLEIN
                              1901 Avenue of the Stars, Suite 500
                              Los Angeles, California 90067

                              Attn: David C. Klein, Esq.
                              Fax: (310) 556-0401

         TO Buyer:                     TRIPLE NET PROPERTIES
                              1551 North Tustin Avenue, Suite 650
                              Santa Ana, California 92705

                              Attn: Anthony W. Thompson
                              Fax: (714) 667-6860

         With a copy to:      HIRSCHLER FLEISCHER
                              701 East Byrd Street, 15th Floor
                              Richmond, Virginia 23219

                          Attn: Louis J. Rodgers, Esq.
                          Fax: (804) 644-0957

Any party may designate a different address for itself by notice similarly given. Any notice, demand or document so given, delivered or made by United States mail shall be deemed to have been given three (3) business days after the same is deposited in the United States mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any notice, demand or document delivered by overnight delivery service shall be deemed complete upon actual delivery or attempted delivery, provided such attempted delivery is made on a business day. Any such notice, demand or document given by facsimile transmission shall be deemed made upon delivery of the same (as verified by facsimile confirmation); provided, however, if the same is delivered by facsimile on Saturday, Sunday or a federal holiday, or after 6:00 p.m. local time, the same shall be deemed delivered on the next business day.

         19. FURTHER ASSURANCES. Seller and Buyer agree that at any time or from time to time after the execution of this Agreement and whether before or after the closing they shall, upon request of each other, execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to fully effect the purpose of this Agreement.

         20. INDEMNIFICATION. Buyer hereby saves, indemnifies, defends and holds harmless Seller and its successors and assigns from and against any and all loss, cost, damage, liability and expenses (including without limitation attorneys' fees and costs) resulting from or arising out of any failure or breach of any of Buyer's warranties, representations, covenants, agreements or obligations set forth in this Agreement or arising with respect to the Property from and after the Close of Escrow. Seller shall notify Buyer of any such claim within ten (10) days after Seller has notice of such claim, but failure to notify Buyer shall in no case prejudice the rights of Seller under this Agreement unless Buyer shall be prejudiced by such failure and then only to the extent of such prejudice. Buyer shall have the right to defend such claim with counsel of its own choice, subject to the reasonable written approval of such counsel by Seller. Should Buyer fail to discharge or undertake to defend Seller against such claim upon learning of the same, then Seller may settle such claim and Buyer's liability to Seller shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Seller in effecting such settlement.

         21. ATTORNEYS' FEES. In the event of any action for breach of, to enforce the provisions of, or otherwise involving this Agreement, the court in such action shall award a reasonable sum as attorneys' fees to the party who, in the light of the issues litigated and the court's decision on those issues, was more successful in the action. The more successful party need not be the party who recovers a judgment in the action. If a party voluntarily dismisses an action, a reasonable sum as attorneys' fees shall be awarded to the other party.

         22.      MISCELLANEOUS PROVISIONS.

         22.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, oral or written, express or implied, and all understandings, negotiations or discussions of the parties, whether oral or written, and there are no warranties, representations or agreements between the parties in connection with the subject matter hereof except as are set forth herein.

         22.2 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         22.3 No Waiver of Breach. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

         22.4 Amendments. This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith.

         22.5 Waiver of Conditions. Either party may, at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver shall reduce the rights and remedies of such party by reason of any breach of the other party.

         22.6 Assignments; Successors and Assigns. Buyer shall not assign this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, Buyer shall have the right, without Seller's consent (but with written notice to Seller at least five (5) business days prior to the Closing Date), to assign this Agreement to an entity managed or controlled by Buyer or to "Registered Company" as permitted pursuant to Paragraph 22.20 below; provided that such assignee is acceptable to the Lender and does not adversely affect or delay the loan assumption set forth in
Section 4.3. In the event of an assignment of this Agreement by Buyer in accordance with the terms of this Section, the assignor shall not be released from liability hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

         22.7 Survival. Except as specifically provided to the contrary in this Agreement, each and every agreement, obligation, warranty, representation, covenant and indemnification of Seller and Buyer contained herein shall survive the closing hereunder and the transfer and conveyance of the Property and any and all performances hereunder.

         22.8     Time. Time is of the essence of this Agreement

         22.9 Remedies. Except as otherwise specifically provided herein, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         22.10 Meaning of Certain Words. Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

         22.11 California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         22.12 Headings and Labels. All article and paragraph titles or captions are for convenience only and shall not be deemed a part of this Agreement.

         22.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which when taken together shall constitute one and the same instrument.

         22.14 Exhibits. All of the Exhibits attached to this Agreement are incorporated herein as if set forth in full.

Exhibit A       Legal Description
Exhibit B       Schedule of Leases
Exhibit C       Ground Lease Estoppel Certificate
Exhibit D       Assignment of Ground Lease
Exhibit E       Quitclaim Deed
Exhibit F       Bill of Sale
Exhibit G       Assignment and Assumption of Leases
Exhibit H       Assignment of Service Contracts, Intangibles, Warranties and Guarantees
Exhibit I       Tenant Notices

         22.15 Construction. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

         22.16 Performance. If the date on which Buyer or Seller is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday, or Federal or State Holiday, then the action shall be taken on the next succeeding business day.

         22.17 No Third Party Beneficiaries. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

         22.18 Limitation of Liability of Buyer and Seller. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Seller have any liability for speculative, special, consequential, punitive, or any damages (including any damages from Buyer's failure to complete a 1031 exchange or damages to Buyer's Broker) other than actual damages under any provision of this Agreement.

         22.19 Confidentiality. This Agreement is being executed with the understanding that Buyer and its affiliates and agents, if any, shall treat all information herein (as well as all Materials, reports, tests, studies, plans and other due diligence information obtained from Seller or by Buyer) as confidential, and Buyer shall not disclose any such information or the terms or conditions of the transaction contemplated by this Agreement without the express written consent of Seller; provided, however, it is understood and agreed that Buyer may disclose and discuss any matters pertaining to this Agreement or the Property (a) to the extent required by law; and (b) to or with such party's officers, employees, agents, attorneys and consultants who also agree to maintain such confidentiality. Buyer shall indemnify Seller and hold Seller harmless from and against any loss incurred by Seller as a result of a breach of the foregoing.

         22.20 Cooperation with S-X 3-14 Audit. Seller acknowledges that Buyer intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company ("REGISTERED COMPANY") promoted by Buyer. Seller acknowledges that it has been advised that if the Buyer is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the "SEC FILINGS")that relate to the most recent pre-acquisition fiscal year (the "AUDITED YEAR") for the Property. To assist the assignee in preparing the SEC Filings, Seller agrees to provide the assignee with the following: (a) access to bank statements for the Audited Year; (b) rent roll as of the end of the Audited Year; (c) operating statements for the Audited Year; (d) access to the general ledger for the Audited Year; (e)cash receipts schedule for each month in the Audited Year; (f) access to invoice for expenses and capital improvements in the Audited Year; (g) copies of all insurance documentation for the Audited Year; (h) copies of accounts receivable aging as of the end of the Audited Year and an explanation for all accounts over thirty (30) days past due as of the end of the Audited Year, and (i) signed representation letter at the end of the field work.

         The provisions of this Paragraph 22.20 shall survive Closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement of Purchase and Sale of Property and Escrow Instructions on the dates and at the places set forth opposite their signatures below.

"SELLER"

RPD PROPERTIES II, LLC,
a California limited liability company

By:      RPD Properties, Inc.,
         a California corporation


         By: [ILLEGIBLE]
             ------------             Executed this 16th day of July, 2003,

         Its: ______________________  _____ at__________________________

"BUYER"

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By: Anthony W. Thompson      Executed this 16 day of July, 2003,

Its: President               at [ILLEGIBLE]

"ESCROW"

ACKNOWLEDGED AND ACCEPTED THIS
18TH DAY OF JULY, 2003

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By:         [ILLEGIBLE]
    ----------------------------
            ARWEN ESTELLE
    Certified Senior Escrow Officer

Its: _______________________________